Registration No.33-


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                          SMITH CORONA CORPORATION
           (Exact name of registrant as specified in its charter)

Delaware                                                          51-0286862
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

                             65 LOCUST AVENUE
                       NEW CANAAN, CONNECTICUT  06840
                  (Address of principal executive offices)


             SMITH CORONA CORPORATION 1990 STOCK OPTION PLAN
                            (Full Title of Plan)


                              G. LEE THOMPSON
             Chairman of the Board and Chief Executive Officer
                          SMITH CORONA CORPORATION
                              65 Locust Avenue
                       New Canaan, Connecticut 06840
                               (203) 972-1471
         (Name, address, and telephone number of agent for service)

                                 Copies to:
                          G. William Sisley, Esq.
                    Winthrop, Stimson, Putnam & Roberts
                              Financial Centre
                            695 East Main Street
                               P.O. Box 6760
                          Stamford, CT 06904-6760


                      CALCULATION OF REGISTRATION FEE

                              Proposed Maximum  Proposed Maximum   Amount of
Title of Shares  Amount to be  Offering Price    Aggregate          Registration
to be Registered Registered    Per Share (2)    Offering Price (2)     Fee
- ---------------- ---------     -------------    -----------------   ------------
Common Stock,    3,000,000      $3.313           $9,939,000           $3,379.26
$.01 Par Value   Shares(1)

(1) This Registration Statement also covers an indeterminate number of shares of Common Stock which may become issuable upon a stock dividend, stock split or other capital readjustment.

(2)       Pursuant to Rule 457(h)(1) and Rule 457(c) of the
          Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the common stock of the Registrant (the "Common
          Stock") on the New York Stock Exchange on November 3,
          1994. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information


Item 2.  Registration Information and Employee Plan Annual
Information


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents which have heretofore been filed by Smith Corona Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

     (b) Description of the Company's capital stock contained in the Company's registration statement on Form 8-A on file with the Commission (Commission File No. 1-10281), including any amendment or report filed for the purpose of updating such registration statement.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company hereby undertakes to provide without charge to each person to whom a copy of the Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to in this Item 3 of Part II which have been or may be incorporated by reference in this Registration Statement. Requests for such copies should be directed to Smith Corona Corporation, 65 Locust Avenue, New Canaan, Connecticut 06840,
Attention: Director, Investor Relations, telephone number: (203) 972-1471. Additional updating information with respect to the securities and plan covered herein may be provided in the future by means of supplements to the Prospectus.

Item 4.  Description of Securities
     See item 3(b)

Item 5.  Interests of Named Experts and Counsel

     Legal matters in connection with the shares of Common Stock subject to issuance pursuant to the Smith Corona Corporation 1990 Stock Option Plan have been passed upon by Winthrop, Stimson, Putnam & Roberts. G. William Sisley, a member of that firm, is Secretary of the Company.

Item 6.  Indemnification of Directors and Officers

     The Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") of the Company provides that a director of the Company will not have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty solely for actions taken in his capacity as a director, other than for breaches of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, unlawful purchases or redemptions of stock, payments of unlawful dividends or the receipt of payment of improper personal benefits. This provision does not expressly limit the liability of directors arising in causes of action brought under the federal securities laws. The Certificate of Incorporation also provides that any repeal or modification of this provision by stockholders of the Company will not adversely affect any right or protection of a director of the Company existing at the time of the repeal or modification and that if the Delaware General Corporation Law ("DGCL") is amended to further limit the personal liabilities of directors, the liabilities of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL as amended, without any further action by the stockholders or the Board of Directors of the Company.

     The Certificate of Incorporation and By-Laws provide that each person who is involved in any litigation or other proceeding because he or she is or was, among other things, a director or officer of the Company or of another related entity, whether or not the basis of the litigation is alleged action in his or her capacity as an officer or director, shall be indemnified by the Company to the fullest extent authorized by the DGCL (but, in the case of any further amendment to the DGCL, the right to indemnification shall be adjusted only to the extent that such amendment permits the Company to provide broader indemnification rights than prior to such amendment), against all expense, liability or loss reasonably incurred by such person in connection therewith. The Certificate of Incorporation and By-Laws also provide that indemnification of directors or officers is a contract right and such right includes the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the advancement of such expenses will be made only after the person delivers an undertaking to the Company to repay any amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 30 days after a written claim for such indemnification is received by the Company, the Certificate of Incorporation and By-Laws authorize the claimant to bring a suit against the Company. The Certificate of Incorporation and By-Laws further state that the right to indemnification and the advancement of expenses conferred by the Certificate of Incorporation and By-Laws is not exclusive of any other right which any person may have or hereinafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Company, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Certificate of Incorporation and By-Laws authorize the Company to maintain insurance, at its expense, to protect itself and certain individuals including officers and directors of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify the person under the DGCL.

     The Company maintains liability and indemnification insurance policies covering all officers and directors of the Company.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Exhibit 4(a)   -    Amended and Restated Certificate of
                         Incorporation of Smith Corona Corporation
                         (incorporated by reference to Exhibit 3.1
                         to the Company's Registration Statement on
                         Form S-1 on file with the Commission
                         (Registration No. 33-29101)).
     Exhibit 4(b)   -    By-Laws of Smith Corona Corporation
                         (incorporated by reference to Exhibit 3.2
                         to the Company's Registration Statement on
                         Form S-1 on file with the Commission
                         (Registration No. 33-29101)).
     Exhibit 4(c)   -    Form of Common Stock Certificate
                         (incorporated by reference to Exhibit 4.1
                         to the Company's Registration Statement on
                         Form S-1 on file with the Commission
                         (Registration No. 33-29101)).
     Exhibit 5      -    Opinion of Winthrop, Stimson, Putnam &
                         Roberts, with consent.
     Exhibit 23(a)  -    Independent Auditors' Consent
     Exhibit 23(b)  -    Consent of Winthrop, Stimson, Putnam &
                         Roberts (contained in Exhibit 5).
     Exhibit 24     -    Power of Attorney (contained in the
                         signature page hereof).
     Exhibit 99     -    Smith Corona Corporation 1990 Stock Option
                         Plan.

Item 9.  Undertakings

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933 (the "1933
     Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
     Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     The consolidated financial statements and schedules of the Company and its subsidiaries as of June 30, 1994 and 1993, and for each of the years in the three-year period ended June 30, 1994, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Deloitte & Touche LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the Town of New Canaan, State of Connecticut, on November 10, 1994.




SMITH CORONA CORPORATION


By  /s/ Thomas C. DeFazio
     Thomas C. DeFazio
     Executive Vice President and
     Chief Financial Officer



                               POWER OF ATTORNEY

          Know all men by these presents, that each officer or director of Smith Corona Corporation whose signature appears below constitutes and appoints G. Lee Thompson and Thomas C. DeFazio, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 3,000,000 shares of Common Stock, par value $.01 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.
Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities shown and on the date indicated.


 /s/ G. Lee Thompson     Chairman of the Board of        November 10, 1994
G. Lee Thompson          Directors, Chief Executive
                         Officer and Director
                         (Principal Executive Officer)

/s/ William D. Henderson President, Chief Operating       November 10, 1994
William D. Henderson     Officer and Director
                         (Principal Operating Officer)

 /s/ Thomas C. DeFazio   Executive Vice President,        November 10, 1994
Thomas C. DeFazio        Chief Financial Officer and
                         Director (Principal Financial
                         Officer)

 /s/ John A. Piontkowski Vice President and Controller    November 10, 1994
John A. Piontkowski      (Principal Accounting Officer)

 /s/ David H. Clarke     Director                         November 10, 1994
David H. Clarke

 /s/ John G. Raos        Director                         November 10, 1994
John G. Raos

 /s/ George H. Hemstead  Director                         November 10, 1994
George H. Hempstead,III

 /s/ Craig C. Sergeant   Director                         November 10, 1994
Craig C. Sergeant

 /s/ Robert Van Buren    Director                         November 10, 1994
Robert Van Buren

 /s/ Richard R. West     Director                         November 10, 1994
Richard R. West

 /s/ Robert J. Kammerer  Director                         November 10, 1994
Robert J. Kammerer

/TABLE

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                               __________________


                                     EXHIBITS

                                    filed with

                              Registration Statement

                                        on

                                     Form S-8

                                     under the

                              Securities Act of 1933

                               ___________________



                 Smith Corona Corporation 1990 Stock Option Plan
                             (Full title of the Plan)


                          SMITH CORONA CORPORATION
             (Exact name of registrant as specified in its charter)

                                 EXHIBIT INDEX




                Smith Corona Corporation 1990 Stock Option Plan

Exhibit                                                            Sequential
 Number                       Description                          Page Number

4(a) -  Amended and Restated Certificate of Incorporation
        of Smith Corona Corporation (Designated as
        Exhibit 3.1 to the Registrant's Registration
        Statement on Form S-1 on file with the Commission
        (Reg. No. 33-29101)).                                             *

4(b) -  By-Laws of Smith Corona Corporation (Designated
        as Exhibit 3.2 to the Registrant's Registration
        Statement on Form S-1 on file with the Commission
        (Reg. No. 33-29101)).                                             *

4(c) -  Form of Common Stock Certificate (Designated as
        Exhibit 4.1 to the Company's Registration Statement
        on Form S-1 on file with the Commission
        (Reg. No. 33-29101)).                                             *

5 Opinion of Winthrop, Stimson, Putnam & Roberts, including their consent.

23(a) - Independent Auditors' Consent

23(b) - Consent of Counsel (contained in the Opinion of the Company's Counsel, Exhibit 5 hereto).

24   -  Power of Attorney (contained in the signature
        page hereof).

99   -  Smith Corona Corporation 1990 Stock Option Plan


____________________________________

*  Incorporated by reference.